Exhibit 99.1

OCZ TECHNOLOGY EXECUTES PURCHASE AGREEMENTS
FOR $22 MILLION PRIVATE PLACEMENT

Funding Accelerates Solid State Drive Product Development Roadmap and Enterprise Growth

SAN JOSE, CA—October 29, 2010—OCZ Technology Group, Inc. (Nasdaq:OCZ), a leading provider of high-performance solid-state drives (SSDs) and memory modules for computing devices and systems, has signed definitive agreements with various institutional and accredited investors for the  private placement of approximately $22 million of its common stock and warrants to support its fast growing solid state drive (SSD) business.

In the transaction, OCZ agreed to sell approximately 7.2 million shares of its common stock at approximately $3.08, along with warrants to purchase 1.8 million additional shares at $5.25 per share. The Company agreed to file a registration statement with the Securities and Exchange Commission registering the resale of these shares and the shares underlying the warrants following the close of the transaction.

“OCZ continues to experience rapid growth globally in multiple markets with the introduction of innovative solid state products that change the very way clients architect their systems,” said Ryan Petersen, President and Chief Executive Officer of OCZ Technology Group. “This new funding will accelerate our technology development and expand our Enterprise and OEM SSD solution portfolio.”

Mr. Petersen further commented, "We are pleased that OCZ has received commitments to raise $22 million of growth capital from such an esteemed group of investors. And, to do so at an ‘at market’ price, is not only gratifying but reflective of the opportunities for OCZ and its shareholders."

Mr. Petersen concluded, " With the funding, OCZ will be in a financial position to more than double its SSD revenues over the next year, increase its gross product margins and support future enterprise OEM opportunities.”

Merriman Capital, Inc., a wholly-owned subsidiary of Merriman Holdings, Inc. (NASDAQ:MERR) acted as the exclusive placement agent for the transaction.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. ("OCZ"), is a leader in the design, manufacturing, and distribution of high performance and reliable Solid State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," "would," "expect," "anticipate," "should" or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ's products and OCZ's ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ's ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ's ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in "Item 1A - Risk Factors" in Part II in OCZ's Annual Report on Form 10-K filed with the SEC on May 20, 2010. The filing is available both at www.sec.gov as well as via OCZ's website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Contact:

OCZ Technology Group, Inc.
Ryan Petersen, CEO
408-733-8400

The Investor Relations Group
Investor Relations:
Adam Holdsworth

Public Relations:
Mike Graff
212-825-3210